Exhibit 11.1
             Statement Re: Computation of Historical
                    Earnings Per Common Share
                Proffitt's, Inc. and Subsidiaries
              (in thousands, except per share data)


                                                  Fiscal Year Ended
                                           ------------------------------
                                          1/31/98      2/1/97      2/3/96
                                          --------   ---------   ---------
BASIC:

Weighted average common
   shares outstanding                      85,532      77,724      75,111

Income before extra-
   ordinary loss                          $72,082     $67,080     $64,942

Less preferred dividends                        -       (796)     (1,950)

Less payment for early
   conversion of preferred
   stock                                        -     (3,032)
                                         --------    --------    --------

Income available to common
   shareholders before extra-
   ordinary loss                           72,082      63,252      62,992

Extraordinary (loss)                      (9,345)                 (2,060)
                                         --------    --------    --------

Net income available to
   common shareholders                    $62,737     $63,252     $60,932
                                        =========    ========    ========

Earnings per common share
   before extraordinary loss                $0.84       $0.81       $0.84

Extraordinary (loss)                      ($0.11)                 ($0.03)
                                        ---------    --------    --------


BASIC EARNINGS PER COMMON
   SHARE                                    $0.73       $0.81       $0.81
                                        =========    ========    ========



                           Exhibit 11.1
             Statement Re: Computation of Historical
                    Earnings Per Common Share
                Proffitt's, Inc. and Subsidiaries
              (in thousands, except per share data)


                                                 Fiscal Year Ended
                                          ------------------------------
                                          1/31/98      2/1/97      2/3/96
                                         --------   ---------   ---------
DILUTED:

Weighted average common
   shares outstanding                      85,532      77,724      75,111

Net effect of dilutive stock
   options based on the treasury
   stock method using the aver-
   age price                                2,941       2,570       1,335

Assumed conversion of 4.75%
   subordinated debentures                  2,613       4,040       4,040

Assumed conversion of pre-
   ferred stock                                                     2,844
                                         --------    --------   ---------

Diluted weighted average common
   shares outstanding                      91,086      84,334      83,330
                                         ========    ========    ========




Income available to common
   shareholders before extra-
   ordinary loss                          $72,082     $63,252     $62,992

Add preferred dividends                                             1,950

Add 4.75% convertible sub-
   ordinated debenture interest,
   net of federal income tax
   effect                                   1,708       2,500       2,500
                                         --------    --------   ---------


Income available to common
   shareholders before extra-
   ordinary loss                           73,790      65,752      67,442

Extraordinary (loss)                      (9,345)                 (2,060)
                                         --------    --------   ---------

Net income available to common
   shareholders                           $64,445     $65,752     $65,382
                                         ========    ========    ========

Diluted earnings per common
   share before extraordinary
   loss                                     $0.81       $0.78       $0.81

Extraordinary (loss)                       (0.10)                  (0.02)
                                         --------    --------    --------

DILUTED EARNINGS PER COMMON
   SHARE                                    $0.71       $0.78       $0.78
                                         ========    ========    ========